Exhibit 107

Calculation of Filing Fee Table

Form 424(B)(5)

(Form Type)

Renasant Corporation

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee

Newly Registered Securities

Fees to Be Paid	Equity	Common Stock, par value $5.00	457(r)	7,187,500 (1)	$32.00	$230,000,000	0.00014760	$33,948 (2)

Fees Previously Paid	—	—	—	—		—		—

	Total Offering Amounts					$230,000,000		$33,948

	Total Fees Previously Paid							—

	Total Fee Offsets							—

	Net Fee Due							$33,948

(1)	Includes 937,500 shares of common stock issuable upon exercise of the underwriters’ option to purchase additional shares of common stock.
(2)

Calculated in accordance with Rule 457(r) under the Securities Act of 1933, as amended. Represents deferred payment of registration fees in connection with the registrant’s Registration Statement on Form S-3ASR (Registration No. 333-260188) being paid herewith.